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                                                                 EXHIBIT 10.7.11

***PORTIONS OF THIS EXHIBIT MARKED BY BRACKETS ("[***]") OR OTHERWISE INDICATED HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***

                              GAS SUPPLY AGREEMENT

                                     BETWEEN

                        DYNEGY CANADA MARKETING AND TRADE

                                       AND

                     SITHE/INDEPENDENCE POWER PARTNERS, L.P.

                                  JULY 1, 2001

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                              GAS SUPPLY AGREEMENT

      GAS SUPPLY AGREEMENT ("Agreement") dated as of July 1, 2001 between Sithe/Independence Power Partners, L.P. (a Delaware limited partnership, "Independence"), and Dynegy Canada Marketing and Trade (a division of Dynegy Canada Inc., an Alberta corporation, "Supplier"); (each of Independence and Supplier referred to herein individually, as a "Party," and collectively, as the "Parties"),

                                   WITNESSETH:

      WHEREAS, Independence owns a natural gas fired electric generating plant of approximately 1,032 MW net capacity located in the Town of Scriba, New York (the "Facility");

      WHEREAS, Dynegy Power Marketing, Inc. ("DPM") and Independence have entered into a certain Tolling Agreement dated as of July 1, 2001 (the "Tolling Agreement"); and

      WHEREAS, Independence desires to purchase from Supplier all of its requirements for Gas, excluding Gas for which DPM is responsible under the Tolling Agreement;

      NOW THEREFORE, in consideration of the mutual promises and agreements contained herein, Independence and Supplier, intending to be legally bound, agree as follows:

                             ARTICLE I - DEFINITIONS

      1.01 FORMAT

            (a) References to Articles and Sections herein are cross-references to Articles and Sections, respectively, in this Agreement, unless otherwise stated.

            (b) All Schedules that are attached to this Agreement are incorporated by reference as if fully set forth herein.

            (c) All references to quantities of Gas are references on an HHV basis unless otherwise stated.

      1.02 DEFINITIONS

      In addition to the terms defined elsewhere in this Agreement, when used with initial capitalization, whether singular or plural, the following terms shall

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have the meanings set forth below. All references in this Agreement to any governmental or non-governmental entity, including, without limitation, NYISO and FERC, shall include any and all successors to such entities. Unless the context otherwise requires, any reference herein to any contract, agreement or tariff and any schedule, attachment or exhibit thereto shall mean such contract, agreement, tariff, schedule, attachment or exhibit as amended, supplemented and modified and in effect from time to time.

(1) "Affiliate" means, with respect to any entity, any other entity that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such entity. For this purpose, "control" means the direct or indirect ownership of fifty percent (50%) or more of the outstanding capital stock or other equity interests having ordinary voting power.

(2)   "Ancillary Services" has the meaning set forth in the Tolling Agreement.

(3) "Available Tolling Capability" has the meaning set forth in the Tolling Agreement.

(4)   "Authorized Representatives" has the meaning set forth in Section 5.01.

(5) "Btu" means British thermal unit, which is the quantity of thermal energy necessary to increase the temperature of one pound of pure water by one degree Fahrenheit from 59 degrees Fahrenheit to 60 degrees Fahrenheit at a constant pressure of 14.73 pounds per square inch absolute.

(6) "Business Day" means any Day on which Federal Reserve member banks in New York, New York are open for business.

(7)   "Contract Administration Charge" has the meaning set forth in Section
      3.08.

(8)   "Contract Price" has the meaning set forth in Section 3.02.

(9)   "Contract Price Gas" has the meaning set forth in Section 17.01(a).

(10)  "Contract Term" has the meaning set forth in Section 2.01.

(11)  "Day" has the meaning set forth in the NYISO Requirements.

(12)  "DMT" means Dynegy Marketing and Trade.

(13)  "Eastern Prevailing Time" means local time in New York, New York.

(14)  "Effective Date" has the meaning set forth in Section 2.01.

(15)  "Empire" means Empire State Pipeline.

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(16)  "Empire Gas Transportation Contract" means the Empire Firm Transportation
      Agreement dated October 4, 1993 between Empire, Empire State Pipeline Company ("ESPC"), St. Clair Pipeline Company, Inc. ("SCPC") and Independence as it incorporates the terms of the Supplemental Agreement dated February 28, 1992 among Independence, Empire, SCPC and ESPC.

(17)  "Energy" means electricity (measured in kWh or MWh, as the case may be).

(18) "Energy Management Agreement" means the Energy Management Agreement dated as of July 1, 2001 among Independence, DMT and DPM.

(19)  "Event of Default" has the meaning set forth in Section 12.01.

(20)  "FERC" means the Federal Energy Regulatory Commission.

(21)  "FGP" shall have the meaning set forth in Section 3.02(b).

(22) "Fixed Price Gas" means, for any period, the sum of (a) all Gas delivered by Supplier to Independence at the Gas Facility Point to be utilized for purposes of operating all or any portion of the Reserved Tolling Capability in order to effectuate a physical hedge against Independence's obligations associated with the Market Price, plus (b) for any portion of a period in which Independence desires to operate all or any portion of the Reserved Tolling Capability in order to effectuate a physical hedge against Independence's obligations associated with the Market Price, but Independence is unable to do so as a result of the exercise by third parties of rights under contracts with Independence, all Gas that would have been required to operate such portion of the Reserved Tolling Capability.

(23)  "Force Majeure" has the meaning set forth in Article XVI.

(24) "Gas" means natural gas, including gas-well gas, casinghead gas and/or residue gas resulting from processing both casinghead gas and gas-well gas, and shall include liquefied natural gas and synthetic gas in a vaporized state, in each case meeting or exceeding the minimum quality specifications under the Empire Gas Transportation Contract (and related Empire Gas tariffs) and the Niagara Mohawk Transportation Contract (and related Niagara Mohawk Gas tariffs).

(25) "Gas Delivery Point" means (a) during periods when Independence has all required regulatory authorizations under this Agreement and the Tolling Agreement from (i) United States Governmental Authorities to import and
      (ii) their Canadian counterparts to export, Gas from Canada to the United States, the Canadian side of the point of interconnection between the system of TransCanada Pipelines Limited and the Empire system located near

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      Chippawa,New York, and (b) during periods when Independence does not have all such regulatory authorizations from United States Governmental Authorities and their Canadian counterparts, the Gas Facility Point.

(26) "Gas Facility Point" means the outlet flange of the Gas Metering Equipment at the interconnection between the Facility and Line 63 of Niagara Mohawk.

(27) "Gas Index Price" for each day means the midpoint of the common range for [***] as reported in the "Daily Gas Survey" for that day in Gas Daily (published by Financial Times Energy) (with respect to weekdays for the flow date, and with respect to weekend days and holidays for the flow date immediately following such weekend day or holiday). If such information is no longer published, the Parties shall mutually agree on an appropriate replacement index. If, at any time, the Parties mutually agree that the specified index no longer provides a reasonable proxy, the Parties shall mutually agree on an appropriate replacement index.

(28) "Gas Metering Equipment" means Gas meters and associated equipment specified in the Empire Gas Transportation Contract (and related Empire Gas tariffs) and in the Niagara Mohawk Gas Transportation Contract (and related Niagara Mohawk Gas tariffs), utilized in determining the amount of Gas consumed by the Facility.

(29) "Governmental Authority" shall mean any federal, state, provincial, local or municipal governmental body; any governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, policy, regulatory or taxing authority, jurisdiction or power; any court or governmental tribunal; or any applicable independent system operator, regional transmission organization, regional power pool, reliability council or other regional entity performing similar functions.

(30) "Higher Heating Value" or "HHV" means the total heat content, expressed in Btu per cubic foot (Btu/ft^3), produced by the complete combustion of 1 cubic foot of natural gas at a temperature of 60 degrees Fahrenheit with the natural gas free of water vapor and at a pressure of 14.73 pounds per square inch absolute with the products of combustion to be cooled to the initial temperature of the natural gas and the water formed by the combustion reaction condensed to the liquid state.

(31) "Interest Rate" means, for each Day, a rate per annum equal to the prime rate reported in The Wall Street Journal's "Money Rates" column (or any similar column published in The Wall Street Journal in replacement thereof) for the immediately preceding Business Day plus 2%. In the event The Wall Street Journal ceases to report the prime rate, the prime rate for purposes of

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      this Agreement shall be the prevailing prime rate (or base rate) charged by major banks in the United States of America.

(32)  "kW" means kilowatt.

(33)  "kWh" means kilowatt-hour.

(34) "Law" means any law, rule, regulation, order, writ, judgment, decree or other legal or regulatory determination by a Governmental Authority.

(35)  "Market Price" has the meaning set forth in the Tolling Agreement.

(36)  "MMBtu" means one million Btu.

(37)  "Month" means calendar month.

(38)  "MW" means megawatt.

(39)  "MWh" means megawatt-hour (one MWh equals 1,000 kWh).

(40) "Niagara Mohawk Gas Transportation Contract" means the Niagara Mohawk Firm Transportation Agreement dated March 11, 1992 between Niagara Mohawk and Independence.

(41)  "NYISO" means the New York Independent System Operator, Inc.

(42) "NYISO Bid" means a bid, Schedule (as defined in the Tolling Agreement) or request to operate submitted to the NYISO related to the generation of Energy or Ancillary Services from the Facility.

(43) "NYISO Directed Operation" means, for any period, the operation of all or a portion of the Facility at the direction of the NYISO during such period, including the operation of the Facility in response to an NYISO Bid accepted by the NYISO or the operation of the Facility at the direction of a Transmission Provider (as defined in the Tolling Agreement) pursuant to NYISO Requirements.

(44) "NYISO Open Access Transmission Tariff" means the ISO Open Access Transmission Tariff filed with FERC by the NYISO.

(45) "NYISO Operating Agreement" means the amended and restated Operating Agreement of the NYISO filed with FERC by the NYISO.

(46) "NYISO Requirements" means the then applicable and valid obligations, rules and regulations as defined and set forth in the NYISO Operating Agreement, the NYISO Services Tariff, the NYISO Open Access Transmission Tariff and/or similar agreements, policies and guidelines.

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(47)  "NYISO Services Tariff" means the NYISO Market Administration and Control
      Area Services Tariff filed with FERC by the NYISO.

(48)  "Outage" has the meaning set forth in the Tolling Agreement.

(49) "Person" means any individual, corporation, partnership, trust, estate, limited liability company, governmental agency or authority or other entity.

(50) "Regular Business Hours" means 9:00 a.m. through 5:00 p.m. Eastern Prevailing Time on Business Days.

(51)  "Reserved Capability" has the meaning set forth in the Tolling Agreement.

(52) "Reserved Tolling Capability" has the meaning set forth in the Tolling Agreement.

(53) "Schedule" or "Scheduling" or "Scheduled" means communicating and confirming that a particular amount of Gas is to be delivered or received and providing all information as may be necessary to cause such delivery or receipt to occur at the Gas Facility Point.

(54) "Scheduling and Operating Procedures" has the meaning set forth in Section 5.01.

(55) "Shutdown" means, with respect to each combustion turbine/generator set, the reduction in output to zero necessary as a result of NYISO Directed Operation.

(56) "Start-up" means, with respect to each combustion turbine/generator set, the action of bringing such combustion turbine/generator set from a non-operating mode to the level of output in combined cycle mode.

(57) "Taxes" means any and all ad valorem, property, occupation, severance, generation, first use, conversion, Btu or Energy, transmission, utility, gross receipts, privilege, sales, use, consumption, excise, lease, transaction and other taxes, governmental charges, surcharges, licenses, fees, permits and assessments or increases therein, and any interest or penalties on such taxes, charges, licenses, fees, permits and assessments, other than taxes based on net income or net worth.

(58) "Transporter" means any Person that transports Gas provided under this Agreement upstream of the Gas Facility Point.

(59)  "Week" means calendar week.

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                                ARTICLE II - TERM

      2.01 TERM

      This Agreement shall commence on the later of (a) the date on which all conditions specified in Article XI are satisfied or waived or (b) July 1, 2001 ("Effective Date") and shall remain in effect through the November 14, 2014 ("Contract Term"); provided, however, that Independence may terminate this Agreement in its sole discretion at any time prior to 12:01 A.M. on July 1, 2001 by providing notice of termination to Supplier. This Agreement shall terminate automatically at the end of the Contract Term and neither Independence nor Supplier shall have any further liability or obligation to the other hereunder, except for obligations or duties that accrued prior to such termination and for obligations that expressly survive termination of this Agreement.

                ARTICLE III - GAS SUPPLY AND COST RESPONSIBILITY

      3.01 SUPPLIER'S GAS DELIVERY OBLIGATIONS

      Subject to the procedures specified in the Energy Management Agreement and in Exhibits 5.02(A) and 5.02(B) to the Tolling Agreement, Supplier shall arrange for delivery to the Gas Facility Point of all of Independence's requirements for Gas at the Facility, excluding Gas for which DPM is responsible under the Tolling Agreement, but including (a) Gas required for Independence to generate Energy utilizing the Reserved Capability, (b) Gas required for Independence to operate auxiliary boilers, and (c) Gas Independence is obligated to purchase pursuant to Sections 5.01, 5.03 and 5.06 of the Tolling Agreement.

      3.02 COST RESPONSIBILITY

            (a) Independence shall purchase all Gas provided pursuant to Section
3.01 (other than Fixed Price Gas) from Supplier at a contract price ("Contract Price") per MMBtu of Gas equal to the Gas Index Price plus the variable Gas transportation charges, fuel, applicable Taxes (if any) in accordance with
Section 17.01, shrinkage and loss requirements associated with Supplier's use of
(i) the firm transportation capacity under the Empire Gas Transportation Agreement and the Niagara Mohawk Gas Transportation Agreement and (ii) firm transportation capacity on the system of TransCanada Pipelines Limited between Kirkwall and Chippawa and firm transportation capacity on the system of Union Gas Limited between Dawn and Kirkwall for Gas provided pursuant to Section 3.01. Except as specifically provided in this Agreement, Supplier shall be responsible for all other costs associated with the supply and transportation of Gas under this Agreement.

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            (b) Independence shall pay Supplier for all Fixed Price Gas provided during any period pursuant to Section 3.01 at a fixed gas price ("FGP") calculated as follows (provided, however, that, while Independence shall have an obligation to pay Supplier for the Fixed Price Gas described in Section 1.02(22)(b), Supplier shall have no obligation to physically deliver such quantities of Gas to Independence):

            FGP = C x H x (GP/[***] + $[***]/MMBtu) x HR

            C = the average quantity (in MW) of the Reserved Tolling Capability
            (i) operated during such period for purposes of effectuating a physical hedge against Independence's financial obligations associated with the Market Price or (ii) that Independence desired to operate in order to effectuate a physical hedge against Independence's obligations associated with the Market Price, but was unable to operate as a result of the exercise by third parties of rights under contracts with Independence

            H = total hours contained in such period

            GP = the price representing the weighted average of the midpoints for each of the days during such period of the common range for [***] as reported in the "Daily Gas Survey" in Gas Daily (published by Financial Times Energy) (with respect to weekdays for the flow date, and with respect to weekend days and holidays for the flow date immediately following such weekend day or holiday) expressed in $/MMBtu. If such information is no longer published, the Parties shall agree upon an appropriate replacement index.

            HR = [***] MMBtu/MWh

      3.03 TRANSPORTATION OBLIGATIONS

      To transport Gas identified in Section 3.01 to the Gas Facility Point, Independence will make available to Supplier firm transportation capacity (a) on the Empire system pursuant to the Empire Gas Transportation Contract, and (b) on the Niagara Mohawk system pursuant to the Niagara Mohawk Gas Transportation Contract. Independence will pay all demand charges and all surcharges (excluding all variable charges, which include commodity charges, fuel use and shrinkage) under both firm transportation agreements. Independence will retain all rights and obligations for the transportation capacity on the Empire and Niagara Mohawk systems, except that Independence will take all actions reasonably required to appoint Supplier as Independence's agent for purposes of nominations and

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scheduling under such firm transportation agreements. Supplier shall pay directly (if permitted by the applicable Transporter) or reimburse Independence for all variable charges, including commodity charges, fuel use, shrinkage and imbalance charges associated with Supplier's use of such firm transportation capacity. The Parties shall reasonably cooperate in delivering any documentation necessary to implement this Section 3.03. During the Contract Term, in addition to other indemnification obligations of Independence set forth elsewhere in this Agreement, Independence shall indemnify and hold Supplier harmless from and against any and all liabilities, costs, claims, causes of action, judgments, lawsuits, or damages that may be incurred by Supplier in connection with the Empire Gas Transportation Contract and the Niagara Mohawk Gas Transportation Contract for all periods prior to the Effective Date. During the Contract Term, in addition to other indemnification obligations of Supplier set forth elsewhere in this Agreement, Supplier shall indemnify and hold Independence harmless from and against any and all liabilities, costs, claims, causes of action, judgments, lawsuits, or damages that may be incurred by Independence in connection with Supplier's actions as Independence's agent for purposes of nominations and scheduling under the Empire Gas Transportation Contract and the Niagara Mohawk Gas Transportation Contract.

      3.04 PIPELINE IMBALANCE CHARGES

            (a) Notwithstanding any other provision contained herein, Supplier shall be responsible for and pay all pipeline imbalance and similar charges arising out of or relating to Gas provided under this Agreement on all Gas transportation facilities upstream of the Gas Facility Point.

            (b) The Parties shall use commercially reasonable efforts to minimize all such pipeline imbalance charges.

      3.05 SCHEDULING RESPONSIBILITY

      Supplier is responsible for all Scheduling and nomination activities with the Transporters upstream of the Gas Facility Point.

      3.06 EFFECT OF DELIVERY; INDEMNITY

      Title to all Gas delivered pursuant to Section 3.01 shall pass to Independence at the Gas Delivery Point. As between the Parties, Supplier shall be deemed to be in exclusive control and possession of the Gas delivered hereunder until the same shall have been delivered at the Gas Delivery Point, at and after which delivery Independence shall be deemed to be in exclusive control and possession thereof. Supplier and Independence each assumes full responsibility and liability for and shall indemnify and save harmless the other Party and its officers, directors,

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employees, agents, and partners from all liability and expense on account of any and all damages, claims, or actions, including injury to and death of Persons, arising from any act or accident occurring when title to the Gas is vested in the indemnifying Party as herein provided.

      3.07 REGULATORY AUTHORIZATIONS

      Supplier shall be responsible for obtaining and maintaining, on behalf of Independence, all required regulatory authorizations for Independence under this Agreement and the Tolling Agreement from (i) United States Governmental Authorities to import and (ii) their Canadian counterparts to export Gas from Canada to the United States.

      3.08 CONTRACT ADMINISTRATION CHARGE

      Each Month during the Contract Term, Independence shall pay Supplier a Contract Administration Charge of $[***].

                              ARTICLE IV - QUALITY

      4.01 TRANSPORTER'S SPECIFICATIONS

      Gas delivered by Supplier shall meet or exceed the minimum quality specifications under the Empire Gas Transportation Contract (and related Empire Gas tariffs) and the Niagara Mohawk Gas Transportation Contract (and related Niagara Mohawk Gas tariffs). If any Gas delivered by Supplier shall fail to conform to such quality specifications, Independence's sole remedy shall be refusal to accept the tendered quantities, in which event such Gas shall be treated as if Supplier shall have failed to deliver it; all other Gas shall be treated as meeting such specifications. Gas delivered by Supplier shall be delivered at pressures sufficient to cause such Gas to enter Independence's facilities at the Gas Facility Point, but not below the minimum allowable or above the maximum allowable operating pressure specified in the Empire Gas Transportation Contract (and related Empire Gas tariffs) and the Niagara Mohawk Gas Transportation Contract (and related Niagara Mohawk Gas tariffs).

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                             ARTICLE V - SCHEDULING

      5.01 SCHEDULING AND OPERATING PROCEDURES AND AUTHORIZED REPRESENTATIVES

      Each of Independence and Supplier agree that Gas will be provided only in accordance with the Energy Management Agreement and Scheduling and Operating Procedures specified in Exhibits 5.02(A) and 5.02(B) to the Tolling Agreement. Each Party shall designate in writing to the other Party the persons authorized to make or provide notices on behalf of such Party in connection with nominations, schedules or instructions for the delivery or acceptance of Gas or make other notices on behalf of such Party and specify the scope of their individual authority and responsibilities ("Authorized Representatives"). Each Party may change its Authorized Representatives from time to time with a notice in accordance with this Agreement. Each Party consents to the recording of all telephone conversations between its Authorized Representatives and the Authorized Representatives of the other Party with respect to implementation of this Agreement.

                 ARTICLE VI - NYISO AND REGULATORY REQUIREMENTS

      6.01 REGULATORY REQUIREMENTS

      Supplier shall supply Gas as required for Independence to comply with any NYISO Directed Operation.

      6.02 AMENDMENT

      This Agreement shall not be amended unless such amendment is in writing and executed by the Parties. Either Party shall, as and if requested by the other Party, support this Agreement in filings and with testimony in any administrative or judicial proceeding relating to or in connection with this Agreement. In addition to the foregoing, Independence shall keep Supplier informed as to any material changes in the Empire Gas Transportation Contract and the Niagara Mohawk Gas Transportation Contract. In addition, Independence shall permit Supplier to participate in the negotiation of any amendments to such agreements and in any filings with any Governmental Authority, to the extent that such amendments or filings could have a material effect on the arrangements embodied in this Agreement.

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                             ARTICLE VII - METERING

      7.01 METERING

      (a) To the maximum extent possible given the capabilities of the Gas Metering Equipment, Gas delivered by Supplier to Independence shall be measured at the Gas Facility Point on a continuous real-time basis. Subject to Section 7.04, the delivering pipeline revenue meter shall be used to determine the quantity of Gas delivered at the Gas Facility Point.

      (b) Subject to the requirements and limitations of the Niagara Mohawk Gas Transportation Contract and the Empire Gas Transportation Contract (and related Gas tariffs), Independence shall be responsible for performing, or causing to be performed, and shall bear all costs and expenses of the installation, maintenance, repair, testing and initial calibration of the Gas Metering Equipment (to the extent not otherwise installed, maintained, tested and calibrated by the delivery pipeline or supplier of Gas to the Facility).

      (c) Subject to the requirements and limitations of the Niagara Mohawk Gas Transportation Contract and the Empire Gas Transportation Contract (including related Gas tariffs), Independence will work with Supplier to permit Supplier, at Supplier's expense, either to install electronic access to the existing real-time gas meters, or to install Supplier's own real-time meters.

      7.02 INDUSTRY STANDARDS

      Subject to the requirements and limitations of the Niagara Mohawk Gas Transportation Contract and the Empire Gas Transportation Contract (including related Gas tariffs), all Gas Metering Equipment, whether owned by Independence or by a third party, shall be operated, maintained and tested by and/or on behalf of Independence in accordance with AGA and ANSI standards.

      7.03 ACCESS

      Subject to the requirements and limitations of the Niagara Mohawk Gas Transportation Contract and the Empire Gas Transportation Contract (including related Gas tariffs), each Party shall have the right to receive reasonable advance notice with respect to, and to be present at the time of, any installing, cleaning, changing, repairing, inspecting, testing, calibrating or adjusting of the Gas Metering Equipment irrespective of whether such Gas Metering Equipment is owned or operated by Independence or by a third party. Upon reasonable advance notice, Independence shall make available to Supplier all data, records and charts relating to the Gas Metering Equipment, together with measurements and calculations therefrom, for inspection and verification.

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      7.04 CALIBRATION

      Subject to the requirements and limitations of the Niagara Mohawk Gas Transportation Contract and the Empire Gas Transportation Contract (including related Gas tariffs), Independence at its sole cost and expense shall inspect and calibrate, or cause to be inspected, all Gas Metering Equipment periodically, but not less frequently than as required by Niagara Mohawk and Empire. Subject to the requirements and limitations of the Niagara Mohawk Gas Transportation Contract and the Empire Gas Transportation Contract (including related Gas tariffs), correction shall be made when any test shows a measurement error of more than two percent (2%) or such lower percentage as may be established by applicable tariff of the delivering pipeline.

      7.05 RECORDS

      The Parties shall maintain accurate and detailed records relating to the Facility's Gas consumption for three years or for such longer period as may be required by FERC, the NYISO, Empire or Niagara Mohawk. All records shall be available for inspection by either Party upon reasonable notice during Regular Business Hours.

      7.06 UPGRADED METERING

      Notwithstanding any other provision of this Article VII, the Parties acknowledge that the Gas Metering Equipment may not provide the degree of precision that the Parties desire regarding the measurement and monitoring of the Gas input of the Facility, and the Parties agree to work together to develop plans for upgraded and additional meters. Such plans shall be developed by mutual agreement of the Parties, and shall be subject to the requirements of the Niagara Mohawk Gas Transportation Contract and the Empire Gas Transportation Contract. Independence agrees to bear the reasonable costs of such upgraded metering.

                       ARTICLE VIII - BILLING AND PAYMENT

      8.01 BILLING

      As soon as practicable after the end of each Month, Supplier shall deliver to Independence an invoice detailing the Gas delivered to Independence and setting forth all charges and any other amount payable to Supplier pursuant to this Agreement, and any amounts payable to Independence pursuant to the terms of this Agreement.

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      8.02 PAYMENT

      Each Party shall render payment to the other Party by wire transfer payment, or other acceptable method agreed to by the Parties, of the amount due as set forth in the invoice, by the later of (i) the twenty fifth (25th) Day of the Month, and (ii) ten Days after the other Party's receipt of the invoice. The address, account information and/or wire transfer information shall be as provided pursuant to Section 18.07. Failure to make such payment when due shall result in a late charge on the unpaid balance that shall accrue on each calendar day from the due date to the date paid at the Interest Rate. If either Party in good faith disputes any part of any invoice, it shall make payment of the undisputed amount invoiced and shall provide to the other Party on or before the payment due date a written explanation of the basis for the dispute. If any amount disputed is determined to be due, the disputing Party shall pay such disputed amount within two Days of such determination, along with interest accrued daily at the Interest Rate from the date that, but for the dispute, payment was due until the date paid.

      8.03 AUDIT

      Each Party has the right with reasonable prior notice, at its sole expense, to examine the records of the other Party during Regular Business Hours to the extent reasonably necessary to verify the accuracy of any invoice, or calculations provided with or supporting such invoice, rendered pursuant to this Agreement. If any such examination reveals any inaccuracy in any invoice, or calculations provided with or supporting such invoice, the necessary adjustments in such invoice, or calculations provided with or supporting such invoice, and the payments made pursuant to such inaccurate invoice, or calculations provided with or supporting such invoice, shall be adjusted in the next invoice; provided, however, that the party asserting the need for such adjustment brought it to the attention of the other Party within twelve Months after the event causing the need for adjustment. This Section 8.03 shall survive any termination of this Agreement for a period of one year from the date on which the last invoice is rendered to such Party pursuant to this Agreement.

      8.04 OFFSET

      The Parties hereby agree that they shall discharge mutual debts and payment obligations due and owing to each other under this Agreement through netting, in which case all amounts owed by each Party to the other Party under this Agreement during the monthly billing period, including, interest, and payments or credits, shall be netted so that only the excess amount remaining due shall be paid by the Party who owes it.

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                       ARTICLE IX - ADDITIONAL AGREEMENTS

      9.01 INSURANCE

            Each Party shall at all times effect, maintain and keep in force, or cause to be effected, maintained and kept in force, comprehensive general liability insurance, public liability coverage and property insurance for injuries to persons and property, automobile liability insurance and workman's compensation insurance, all in commercially reasonable amounts and terms. In the event that a Party reasonably determines that any such policy of insurance is no longer available at commercially reasonable rates, such Party shall not be obligated to continue to carry such insurance, and shall obtain substitute insurance which is as nearly identical as possible to the policy of insurance which it is intended to replace.

                           ARTICLE X - REPRESENTATIONS

      10.01 INDEPENDENCE'S REPRESENTATIONS

      Independence hereby represents and warrants as follows:

            (a) It is a limited partnership duly organized and validly existing and in good standing under the laws of Delaware and is duly qualified to do business and in good standing in the State of New York.

            (b) It has all requisite power and authority to carry on the business to be conducted by it and to enter into this Agreement and the transactions contemplated hereby, and perform and carry out all covenants and obligations on its part to be performed under and pursuant to this Agreement.

            (c) The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on its part and do not require any other actions or proceedings or any partnership approval or consent of any trustee or holder of any indebtedness of Independence.

            (d) This Agreement has been duly executed and delivered on behalf of Independence by the appropriate officers of the general partner of Independence and constitutes the legal, valid and binding obligation of Independence, enforceable against Independence in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium and other similar laws applicable to creditors' rights generally and except as the enforceability thereof may be limited by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

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      10.02 SUPPLIER'S REPRESENTATIONS

      Supplier hereby represents and warrants as follows:

            (a) It is a division of Dynegy Canada Inc., which is duly organized and validly existing and in good standing under the laws of Alberta.

            (b) It has all requisite power and authority to carry on the business to be conducted by it and to enter into this Agreement and the transactions contemplated hereby, and perform and carry out all covenants and obligations on its part to be performed under and pursuant to this Agreement.

            (c) The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on its part and do not require any other actions or proceedings or any corporate approval or consent of any trustee or holder of any indebtedness of Supplier.

            (d) This Agreement has been duly executed and delivered on behalf of Supplier by the appropriate officers of Supplier and constitutes the legal, valid and binding obligation of Supplier, enforceable against Supplier in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium and other similar laws applicable to creditors' rights generally and except as the enforceability thereof may be limited by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

            (e) Supplier warrants that it will, at the time of delivery, have good title to all Gas delivered by it to Independence hereunder, free and clear of all liens, encumbrances and claims whatsoever.

                             ARTICLE XI - CONDITIONS

      11.01 CONDITIONS PRECEDENT

            The obligations of Independence to consummate the transactions contemplated by this Agreement shall be subject to fulfillment of the following conditions, unless waived in writing by Independence:

            (i) Supplier shall have delivered a duly executed Acknowledgement and Consent in the form of Exhibit 11.01(A) or such other form as Independence may approve;

            (ii) Dynegy Holdings Inc. ("Guarantor") shall have delivered a duly executed Guaranty Agreement in the form of Exhibit 11.01(B) or such other form as Independence may approve;

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            (iii) Guarantor shall have delivered a duly executed Acknowledgement and Consent in the form of Exhibit 2 to Exhibit 11.01(B) or such other form as Independence may approve; and

                       ARTICLE XII - DEFAULT AND REMEDIES

      12.01 EVENTS OF DEFAULT

      The occurrence of any one or more of the following events shall constitute an Event of Default under this Agreement:

            (a) A material breach of any material term or condition of this Agreement, including, but not limited, to (i) any material breach of a representation, warranty or covenant made in this Agreement, and (ii) failure of either Party to make a required payment to the other Party of amounts due hereunder.

            (b) A failure of Guarantor to provide Performance Assurance as defined in the Guaranty Agreement dated as of the date hereof by Guarantor (as amended, supplemented or modified and in effect from time to time, the "Guaranty Agreement") or a guaranty or other credit assurance acceptable to Independence, within the time required pursuant to Section 6 of the Guaranty Agreement.

            (c) A receiver or liquidator or trustee of either Party or of any of its property shall be appointed by a court of competent jurisdiction, and such receiver, liquidator or trustee shall not have been discharged within one hundred twenty (120) Days, or by decree of such a court, a Party shall be adjudicated bankrupt or insolvent or any substantial part of its property shall have been sequestered, and such decree shall have continued undischarged and unstayed for a period of one hundred twenty (120) Days after the entry thereof; or a petition to declare bankruptcy or to reorganize a Party pursuant to any of the provisions of the Federal Bankruptcy Code, as now in effect or as it may hereafter be amended, or pursuant to any other similar state statute as now or hereafter in effect, shall be filed against a Party and shall not be dismissed within one hundred twenty (120) Days after such filing.

            (d) A Party shall file a voluntary petition in bankruptcy under any provision of any federal or state bankruptcy law or shall consent to the filing of any bankruptcy or reorganization petition against it under any similar law; or, without limiting the generality of the foregoing, a Party shall file a petition or answer or consent seeking relief or assisting in seeking relief in a bankruptcy under any provision of any federal or state bankruptcy law or shall consent to the filing of any bankruptcy or reorganization petition against it under any similar law, or, without limiting the generality of the foregoing, a Party shall file a petition or answer or

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consent seeking relief or assisting in seeking relief in a proceeding under any of the provisions of the Federal Bankruptcy Code, as now in effect or as it may hereafter be amended, or pursuant to any other similar state statute as now or hereafter in effect, or an answer admitting the material allegations of a petition filed against it in such a proceeding; or a Party shall make an assignment for the benefit of its creditors; or a Party shall admit in writing its inability to pay its debts generally as they become due; or a Party shall consent to the appointment of a receiver, trustee or liquidator of it or of all or part of its property.

            (e) The occurrence and continuation of a default, event of default or other similar condition or event in respect of such Party (or an Affiliate of such Party) under (i) the Tolling Agreement; or (ii) the Energy Management Agreement dated as of July 1, 2001 among Independence, DMT and DPM.

      12.02 NOTICE OF DEFAULT; CURE

      Upon the occurrence of any such Event of Default other than those described in Sections 12.01(b), (c) and (d), the Party not in default shall give written notice of the Event of Default to the defaulting Party. Such notice of default shall set forth, in reasonable detail, the nature of the default and, where known and applicable, the steps necessary to cure such default. Following receipt of such notice, the defaulting Party shall have:

      (a) ten (10) Days in the case of the failure of the defaulting Party to make a required payment to the other Party of amounts due hereunder; or

      (b) thirty (30) Days in the case of any other Event of Default described in Sections 12.01(a) and 12.01(e):

to cure such default or, in the case of an Event of Default under Section 12.02(b), to commence in good faith and continue to diligently pursue all such steps as shall be reasonably necessary and appropriate to cure such default in the event such default cannot reasonably be completely cured within such thirty
(30) Day period.

      12.03 REMEDIES

      Notwithstanding the foregoing, after the occurrence of any such Event of Default and the expiration of all applicable cure periods with respect thereto without such default being cured, the non-defaulting Party shall be entitled (i) to suspend performance under this Agreement or to terminate this Agreement, (ii) to commence an action to require the defaulting Party to remedy such default and specifically perform its duties and obligations hereunder in accordance with the terms and conditions hereof and (iii) to exercise such other rights and remedies as it

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may have at equity or at law, but subject to any limitation on damages otherwise provided for under this Agreement.

                     ARTICLE XIII - LIMITATION OF LIABILITY

      13.01 LIMITATION OF LIABILITY

            (a) Subject to Section 13.01(b), neither Party, nor their respective officers, directors, partners, agents, employees or Affiliates, shall be liable to the other Party or its Affiliates, officers, directors, trustees, partners, agents, employees, successors or assigns, for claims for incidental, special, indirect, consequential or punitive damages of any nature connected with or resulting from performance or breach of this Agreement, including, without limitation, claims in the nature of lost revenues, income or profits (other than payments specifically provided for and properly due under this Agreement) or losses, damages or liabilities under any financing, lending or construction contracts, agreements or other arrangements, irrespective of whether such claims are based upon warranty, negligence, strict liability, contract, operation of law or otherwise.

            (b) Notwithstanding the limitation of liability under Section 13.01(a), if Supplier fails for any reason (including as a result of Force Majeure) to deliver Gas to the Gas Facility Point during all or any portion of a period in which Independence desires to operate any portion of the Reserved Tolling Capability for purposes of effectuating a physical hedge against its financial obligations associated with the Market Price (during which such portion of the Reserved Tolling Capability is otherwise available), Supplier shall pay to Independence the Market Price for all quantities of Energy that would have been delivered to the Electric Delivery Point but for the Supplier's failure to deliver Gas for such period. The Parties acknowledge that damages for such failure to deliver Gas are difficult or impossible to determine or otherwise obtaining an adequate remedy is inconvenient and the damages calculated under this Section 13.01(b) constitute a reasonable approximation of the harm or loss.

      13.02 DUTY TO MITIGATE

      Notwithstanding any other provision of this Agreement, each Party has a duty to mitigate damages and covenants that it will use commercially reasonable efforts to minimize any damages it may incur as a result of the other Party's performance or non-performance.

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                          ARTICLE XIV - INDEMNIFICATION

      14.01 INDEPENDENCE'S INDEMNIFICATION

      Independence shall indemnify, defend and hold harmless Supplier and its Affiliates and their officers, trustees, directors, employees and agents from and against any and all claims, demands, suits, losses, damages, liabilities, costs and expenses (including reasonable attorney's fees and costs of investigation) for damage to the tangible property of third parties and injury to or death of persons (other than Supplier's employees and Independence's employees) to the extent caused by, arising out of or relating to the gross negligence or willful misconduct of Independence in connection with or resulting from Independence's performance or breach of this Agreement.

      14.02 SUPPLIER'S INDEMNIFICATION

      Supplier shall indemnify, defend and hold harmless Independence and its Affiliates and their officers, directors, trustees, employees and agents from and against any and all claims, demands, suits, losses, damages, liabilities, costs and expenses (including reasonable attorney's fees and costs of investigation) for damage to tangible property of third parties and injury to or death of persons (other than Independence's employees or Supplier's employees) to the extent caused by, arising out of or related to the gross negligence or willful misconduct of Supplier in connection with or resulting from Supplier's performance or breach of this Agreement.

      14.03 INDEMNIFICATION PROCEDURES

            (a) A Party which becomes entitled to indemnification under this Agreement (the "Indemnified Party") shall give written notice to the other Party (the "Indemnifying Party") of the occurrence of the events which give rise to such right of indemnification within 30 Days of the Indemnified Party becoming aware of the occurrence thereof. Such notice shall describe the claim, the basis thereof and shall indicate an estimate of the amount of the claim. To the extent that the Indemnifying Party is prejudiced by any failure of the Indemnified Party to provide such notice, such notice shall be a condition precedent to the liability of the Indemnifying Party under this Article XIV.

            (b) At the Indemnified Party's request, the Indemnifying Party shall, at its cost and expense, defend (with counsel reasonably acceptable to the Indemnified Party) any suit asserting a claim against the Indemnified Party with respect to which the Indemnified Party is entitled to indemnification hereunder, and shall pay all costs and expenses incurred by the Indemnified Party to enforce its right to indemnification. The Indemnified Party may, at its own expense, retain

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separate counsel and participate in the defense of any such suit. Neither Party may settle or compromise a claim or suit without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

      14.04 SURVIVAL

      The indemnification obligations of each party under this Article XIV shall not be limited in any way by any limitation on insurance, by the amount or types of damages, or by any compensation or benefits payable by the parties under Worker's Compensation Acts, disability benefit acts or other employee acts or otherwise. The provisions of this Article XIV shall survive termination, cancellation, suspension, completion or expiration of this Agreement.

                     ARTICLE XV - ASSIGNMENT AND SUCCESSION

      15.01 ASSIGNMENT

            (a) This Agreement and all of the provisions hereof shall be binding upon, and inure to the benefit of, the Parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, except to an Affiliate or successor, by either Party hereto, whether by operation of law or otherwise, without the prior written consent of the other Party, which consent may not be unreasonably withheld or delayed. No assignment of all or any portion of the rights, interests or obligations permitted pursuant to the immediately preceding sentence shall relieve or discharge the assignor from any of its obligations under this Agreement without the prior written consent of the non-assigning Party, which consent shall not be unreasonably withheld or delayed. Any assignment of this Agreement in violation of the foregoing shall be, at the option of the non-assigning Party, void.

            (b) Notwithstanding the foregoing provisions of Section 15.01(a),
(i) Supplier may assign all or any portion of its rights and obligations hereunder to any of its Affiliates, (ii) Independence may assign all or any portion of its rights and obligations hereunder to any of its Affiliates (including, without limitation, Sithe Power Marketing, L.P., a Delaware limited partnership), and (iii) Independence may assign, transfer, pledge or otherwise dispose of its rights and interests hereunder to a trustee or lending institution for the purposes of financing or refinancing any of its assets, including upon or pursuant to the exercise of remedies with respect to such financing or refinancing, or by way of assignments, transfers, pledges or other dispositions in lieu thereof, provided, however, that no such assignment of all or any portion of the rights, interests or obligations of a party pursuant to this Section 15.01(b) shall relieve or discharge the assignor from any of its obligations under this Agreement unless the non-assigning Party consents to such release or discharge in accordance with Section 15.01(a). With respect to

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clause (iii) of this Section 15.01(b), Supplier agrees to execute and deliver such documents as may be reasonably necessary to accomplish any such assignment, transfer, pledge or other disposition of rights hereunder, so long as Supplier's rights under this Agreement are not thereby altered, amended, diminished or otherwise impaired.

                           ARTICLE XVI - FORCE MAJEURE

      16.01 FORCE MAJEURE

            (a) The term "Force Majeure" shall mean causes beyond the reasonable control of, and without the fault or negligence of the Party claiming Force Majeure, including, but not limited to, acts of God; strikes and other labor disturbances; earthquakes; storms; fires; lightning; epidemics; wars; riots or civil disturbances; sabotage or condemnation or other similar acts. Notwithstanding the foregoing, under no circumstances shall Force Majeure include any of the following: (i) any reduction, curtailment or interruption of generation or operation of the Facility, whether in whole or in part, which reduction, curtailment or interruption is caused by or arises from the negligence or willful misconduct of the affected Party or any third party vendor or supplier to the Facility of materials, equipment, supplies or services; (ii) changes in market conditions that affect the cost of or demand for Energy, Ancillary Services or Gas; (iii) any NYISO or other grid constraint affecting the transmission of energy by Dynegy Power Marketing from the Electric Delivery Point; (iv) derating of the Facility, unless such derating is due to a Force Majeure event; (v) change in Law; (vi) failure of a Party to obtain and maintain any governmental approval, (vii) any failure or outage of the Facility the cause of which cannot be determined through reasonable diligence; (viii) any failure or outage of the Facility that is due to a latent or patent defect or inadequacy in the generation equipment comprising the Facility; (ix) any failure or outage of the Facility that is due to the improper or negligent maintenance, installation, delivery, or design of the Facility; (x) the unavailability of equipment, goods, or services that could have been avoided by the observance of Good Electrical Practices or (ix) causes or events affecting the performance of third-party suppliers of goods or services to the Facility or to Independence except to the extent caused by an event that otherwise is an event of Force Majeure as specified in this Section 16.01(a).

            (b) If either Party because of Force Majeure is rendered wholly or partly unable to perform its obligations under this Agreement, except for a Party's obligation to make payments under this Agreement (which shall not be excused), that Party shall be excused from whatever performance is affected by the Force Majeure to the extent so affected, provided that the Party whose performance under this Agreement is affected by an event of Force Majeure (i) gives the other Party notice of the occurrence of such Force Majeure event as soon as possible, and (ii) uses all commercially reasonable efforts to remedy the cause(s) and effect(s) of such Force Majeure event with all reasonable dispatch. The affected Party shall not be

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obligated to undertake unreasonable or uneconomic costs or burdens, including the settlement of strikes or labor disturbances on terms other than are acceptable to such Party in its sole discretion, in order to overcome the effects of the Force Majeure and reinstate full performance of its Agreement obligation.

                              ARTICLE XVII - TAXES

      17.01 TAXES AND ADVERSE CLAIMS

            (a) The Contract Price under this Agreement includes full reimbursement to Supplier for all Taxes applicable to the Gas sold hereunder (other than Fixed Price Gas) ("Contract Price Gas") upstream of the Gas Facility Point, including all Taxes applicable to the Contract Price Gas sold hereunder prior to the Gas Facility Point or applicable as a result of the transfer of title to the Contract Price Gas sold hereunder, but excluding all Taxes applicable to the Contract Price Gas sold hereunder downstream of the Gas Facility Point and except in each case to the extent that the Tax is assessed due to any subsequent sale by Independence of such Gas. All Taxes incurred in or attributable to the production, sale, and delivery, handling, or transportation of the Contract Price Gas sold and delivered under this Agreement (or otherwise caused by or attributable to such Gas) prior to the Gas Facility Point (including all Taxes applicable to the Contract Price Gas sold hereunder prior to the Gas Facility Point or applicable as a result of the transfer of title to the Contract Price Gas sold hereunder) shall be the responsibility of Supplier and Supplier shall indemnify, defend, and hold Independence and its officers, directors, employees, agents, and partners harmless from and against all such Taxes. Any liability for the New York State Tax on Natural Gas Importers under ss.189 of the New York Tax Law, or any similar taxes enacted in place of the Sec. 189 Taxes (together, the "Sec. 189 Taxes"), which are assessed as a result of the location of any Gas Delivery Point outside of New York State shall be the responsibility of Supplier and Supplier shall indemnify, defend, and hold Independence and its officers, directors, employees, agents, and partners harmless from and against all such Taxes. Except with respect to Sec. 189 Taxes, all Taxes incurred in or attributable to the purchase and transfer, handling, or transportation of the Contract Price Gas purchased and received under this Agreement (or otherwise caused by or attributable to such Gas) after the Gas Facility Point shall be the responsibility of Independence, and Independence shall indemnify, defend, and hold Supplier and its officers, directors, employees, agents, and shareholders harmless from and against all such Taxes. All sales, transfer, and use Taxes (if any) applicable to the sale or transfer of Contract Price Gas under this Agreement at the Gas Facility Point shall be borne 50% each by Independence and Supplier. Each of Supplier and Independence shall apply for, and shall cooperate with the other in applying for, such exemption and other certificates as the other reasonably may request to eliminate the necessity of paying, collecting, or withholding any such Taxes.

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            (b) The FGP under this Agreement includes full reimbursement to
Supplier for all Taxes applicable to the Fixed Price Gas sold hereunder, including all Taxes applicable as a result of the transfer of title to the Fixed Price Gas sold hereunder. All Taxes incurred in or attributable to the production, sale, and delivery, handling, or transportation of the Fixed Price Gas sold and delivered under this Agreement (or otherwise caused by or attributable to such Gas) (including all Taxes applicable as a result of the transfer of title to the Fixed Price Gas sold hereunder) shall be the responsibility of Supplier and Supplier shall indemnify, defend, and hold Independence and its officers, directors, employees, agents, and partners harmless from and against all such Taxes. All sales, transfer, and use Taxes (if any) applicable to the sale or transfer of Fixed Price Gas under this Agreement at the Gas Facility Point shall be borne by Supplier. Each of Supplier and Independence shall apply for, and shall cooperate with the other in applying for, such exemption and other certificates as the other reasonably may request to eliminate the necessity of paying, collecting, or withholding any such Taxes.

            (c) Except for matters addressed in Sections 17.01(a) and 17.01(b), including the indemnification provided thereunder, Supplier shall indemnify Independence and its officers, directors, employees, agents, and partners and save each of them harmless from all suits, actions, debts, accounts, damages, costs, losses, and expenses (including attorneys' fees and court costs) arising from or out of or relating to the existence of adverse claims of any or all persons to Gas delivered under this Agreement and/or any sums paid to Supplier by Independence pursuant to this Agreement, or royalties, license fees, or charges thereon that are applicable before title to such Gas passes to Independence and Taxes (including all production related Taxes) applicable before the Gas Facility Point.

            (d) The Parties agree to use commercially reasonable efforts to mitigate the Parties' exposure to Taxes which could be imposed on either Party as a result of this Agreement.

                          ARTICLE XVIII - MISCELLANEOUS

      18.01 GOVERNING LAW

      This Agreement shall be governed by and construed in accordance with the law of the State of New York as to all matters (without giving effect to conflict of law principles). Each of Supplier and Independence hereby irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceedings arising out of or relating to this Agreement.

      18.02 SUBMISSION TO JURISDICTION

      Each of the Parties hereby irrevocably and unconditionally:

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            (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States for the Southern District of New York and appellate courts from any thereof;

            (b) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the other Party at its address set forth in Section 18.07, or at such other address of which the other Party shall have been notified pursuant thereto; and

            (c) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by Law.

      18.03 HEADINGS

      The descriptive headings of the Articles and Sections of this Agreement are inserted for convenience only and are not intended to affect the meaning, interpretation or construction of this Agreement.

      18.04 WAIVER

      Except as otherwise provided in this Agreement, any failure of a Party to comply with any obligation, covenant, agreement or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent failure of the first Party to comply with such obligation, covenant, agreement or condition.

      18.05 SEVERABILITY

      Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      18.06 ENTIRE AGREEMENT

      This Agreement constitutes the entire understanding between the Parties, and supersedes any and all previous understandings, oral or written, with respect to the subject matter hereof.

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      18.07 NOTICES

      Any notice, request, demand, statement or payment provided for in this Agreement shall be in writing and shall be made as specified below; provided, however, that notices of interruption may be provided verbally, effective immediately and confirmed in writing and, provided further, that any Scheduling shall be done pursuant to the Scheduling and Operating Procedures. Invoices may be sent by facsimile. A notice sent by facsimile transmission will be recognized and shall be deemed received on the Business Day on which such notice was transmitted if received before close of business (and if received after close of business, on the next Business Day) and a notice by overnight mail or courier shall be deemed to have been received two Business Days after it was sent or such earlier time as is confirmed by the receiving Party unless it confirms a prior verbal communication, in which case any such notice shall be deemed received on the Day sent.

To Supplier:

NOTICES & CORRESPONDENCE:                PAYMENTS & INVOICES:

Dynegy Canada Marketing and Trade,       All payments made by Independence to
a division of Dynegy Canada Inc.         Supplier (in U.S. funds) shall be made
Suite 805, 1275 North Service Road West  directly to:
Oakville, Ontario
L6M 3G4                                  Intermediary Bank: Bank of America
                                         N.T. and S.A., New York, N.Y.
Attention:  Brian Byers                  ABA Routing Number: 026009593
                                         Account Number: 6550826336
Fax:  905-469-0200
                                         Beneficiary Bank:  The
with a copy to:                          Toronto-Dominion Bank, 340 - 5th
                                         Ave., S.W., Calgary, Alberta
Dynegy Canada Marketing and Trade,       Transit: 80609
a division of Dynegy Canada Inc.         Bank Code: 004
2200, 350 - 7th Avenue SW                Account Name: Dynegy Marketing and
Calgary, Alberta                         Trade, a division of Dynegy Canada Inc.
T2P 3N9                                  Account Number: 731 0127 (US Funds
Attention: Darren Marine                 Only)
                                         EFT Account Number: 0805 731 0127
Fax:  403-213-6044

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To Independence:

NOTICES & CORRESPONDENCE:           PAYMENTS BY WIRE TRANSFER:

Sithe/Independence Power Partners,  All payments made by Supplier to
L.P.                                Independence shall be made directly to the
P.O. Box 1046                       account entitled "Project Revenue Fund"
76 Independence Way                 maintained by Independence with The Bank of
Oswego, New York 13126              New York, Account No. 229289, 101 Barclay
Attention:  General Manager         Street, Floor 21W, New York, New York,
Facsimile:  (315) 342-8425          10286, or to such other person or account as
                                    shall be specified from time to time by
with a copy to:                     Independence to Supplier in writing. Any
                                    payments being wired to the above-referenced
Sithe/Independence Power Partners,  account should be directed to ABA 021000018;
L.P.                                The Bank of New York; Corporate Trust/GLA
c/o Sithe Energies, Inc.            111-565; for further credit to TAS Account
335 Madison Avenue                  229289; REF: Sithe Independence PWR Project
28th Floor                          Revenue Fund.
New York, New York 10017
Attention:  General Counsel
Facsimile:  (212) 351-0800

From time to time either Party may change the foregoing addresses and payment information by sending written notice of such change in accordance with this Section.

      18.08 CONFIDENTIALITY

            (a) "Confidential Information" shall be any information or data exchanged by the Parties relating to the trading and marketing activities of either Party or the bids and Schedules (as defined in the Tolling Agreement) submitted directly or indirectly to the NYISO pursuant to this Agreement (including non-public information related thereto communicated to a Party from the NYISO). Confidential Information shall not include information:

                  (i) which was developed by the Receiving Party and was contained in a writing in the Receiving Party's possession before its receipt from the other Party;

                  (ii) which at the time of its disclosure to the Receiving Party is, or thereafter becomes, through no act or failure to act on the part of the Receiving Party, part of the public domain;

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                                       27
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                  (iii) which has been rightfully furnished to the Receiving
Party by a third party without restriction on disclosure or use and not in violation of any rights of, or obligations to, the other Party.

      The occurrence of any of the above exceptions shall not be construed as an express or implied grant of any rights under any of the other Party's patents or other intellectual property rights. For the purposes of this Section 18.08, a Party that receives Confidential Information from the other Party shall be referred to as the "Receiving Party."

            (b) No Receiving Party shall disclose or use Confidential Information received from the other Party for any purpose other than in connection with the performance of its obligations under this Agreement, without the prior written consent of the other Party. The Receiving Party agrees to utilize with respect to received Confidential Information the same standards and procedures which it applies to protection of its own confidential information, but not less than reasonable care.

            (c) Each Party will limit access to received Confidential Information to those of its owners, affiliates, directors, officers, employees, attorneys, lenders, contractors, suppliers, agents, and consultants who need to know about or participate in the performance of its obligations under this Agreement. Each Party agrees to (i) inform each of its owners, affiliates, directors, officers, employees, attorneys, lenders, contractors, suppliers, agents, and consultants who receive Confidential Information of the confidential nature thereof and of the obligations imposed by this Agreement, and (ii) each Party shall remain primarily liable to the other for unauthorized use or disclosure of received Confidential Information by its owners, affiliates, directors, officers, employees, attorneys, lenders, contractors, suppliers, agents or consultants receiving such information.

            (d) Each Party may disclose Confidential Information to third parties or other Governmental Authorities, including NYISO, to the extent such disclosures are contemplated in and required by the Parties in connection with the performance of their obligations under this Agreement. Each Party may also disclose Confidential Information which it is legally required to furnish to comply with a subpoena or other legal process of a Governmental Authority, provided that the disclosing Party shall use reasonable efforts to limit such disclosure and to obtain confidential treatment of such Confidential Information.

            (e) The provisions of this Section 18.08 shall survive expiration, cancellation, or termination of this Agreement. Each Party agrees to be bound by the confidentiality obligations herein for a period of five (5) years from expiration, cancellation or termination.

                     ***CONFIDENTIAL TREATMENT REQUESTED***


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      18.09 COUNTERPARTS

      This Agreement may be executed in counterparts, all of which shall constitute one and the same Agreement and each of which shall be deemed to be an original.

      18.10 NO OFFSET

      Except as provided in Section 8.05, the amounts due Supplier from Independence and the amounts due Independence from Supplier shall constitute separate and independent obligations and may not be offset or net against each other or offset or net against any other amounts due between the Parties (whether under this Agreement or otherwise).

                     ***CONFIDENTIAL TREATMENT REQUESTED***


                                       29
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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first above written.


                                     SITHE/INDEPENDENCE POWER PARTNERS, L.P.

                                     BY: SITHE/INDEPENDENCE, INC.,
                                         ITS GENERAL PARTNER

                                         By: /s/ Sandra J. Manilla
                                            ------------------------------------
                                         Name:  Sandra J. Manilla
                                         Title:    Vice President and Treasurer


                                     DYNEGY CANADA MARKETING AND TRADE, A
                                     DIVISION OF DYNEGY CANADA INC.

                                     BY: DYNEGY CANADA INC.

                                         By: /s/ Miles Allen
                                            ------------------------------------
                                         Name: Miles Allen
                                         Title: Vice President

                     ***CONFIDENTIAL TREATMENT REQUESTED***


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EXHIBIT 11.01(A)

                           ACKNOWLEDGMENT AND CONSENT

      Acknowledgment and Consent (this "CONSENT") dated as of July 1, 2001 between Dynegy Canada Marketing and Trade, a division of Dynegy Canada Inc., an Alberta corporation (together with its successors and assigns, the "SUPPLIER") and Sithe/Independence Power Partners, L.P., a Delaware limited partnership (together with its successors and assigns, the "PARTNERSHIP"), to and for the benefit of Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as collateral agent (together with successors and assigns in that capacity, the "COLLATERAL AGENT").

      SECTION 1. CONSENT TO ASSIGNMENTS, ETC.

      The Supplier hereby (a) acknowledges that it has been advised of that certain Security Agreement and Assignment of Contracts dated as of January 1, 1993 (as amended, supplemented or modified and in effect from time to time, the "SECURITY AGREEMENT") between the Collateral Agent and the Partnership, (b) consents, subject to the provisions of this Consent, to the collateral assignment by the Partnership of the GAS SUPPLY AGREEMENT dated as of July 1, 2001 between the Supplier and the Partnership (as amended, supplemented or modified and in effect from time to time, the "ASSIGNED CONTRACT") as collateral for the Partnership's obligations to the Secured Parties (as defined in the Security Agreement), and any subsequent assignments by the Collateral Agent, on behalf of the Secured Parties, (c) acknowledges the right of the Collateral Agent, following an Event of Default (as defined in the Security Agreement) by the Partnership, to make all demands, give all notices, take all actions and exercise all rights of the Partnership under the Assigned Contract as the Partnership could have taken absent the Event of Default, and (d) acknowledges and agrees that the Collateral Agent succeeding to the rights and obligations of the Partnership under the Assigned Contract shall not, in and of itself, constitute or cause a default by the Partnership under the Assigned Contract.

      SECTION 2. PAYMENT OF ASSIGNED SUMS

      All payments (if any) to be made by the Supplier to the Partnership under the Assigned Contract shall be made by wire transfer to the account specified in
Section 24.07 of the Assigned Contract.

      SECTION 3. REPRESENTATIONS OF SUPPLIER

      (a) The Supplier represents and warrants that as of the date hereof:

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                                       31
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            (i) AUTHORIZATION. The execution, delivery and performance by the
Supplier of this Consent has been duly authorized by all necessary action on the part of the Supplier and does not require any approval or consent of any [shareholder] of the Supplier or any holder (or any trustee for any holder) of any indebtedness or other obligation of the Supplier, except as has been heretofore obtained.

            (ii) EXECUTION; DELIVERY; BINDING AGREEMENT. This Consent has been duly executed and delivered on behalf of the Supplier by the appropriate [officers] [representatives] of the Supplier and constitutes the legal, valid and binding obligation of the Supplier, enforceable against the Supplier in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium and other similar laws applicable to creditors' rights generally and except as the enforceability thereof may be limited by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

            (iii) NO DEFAULT OR AMENDMENT. As of the date hereof, neither the Supplier nor, to the knowledge of the Supplier, the Partnership is in default under the Assigned Contract. The Supplier has no existing claims, counterclaims, offsets or defenses against the Partnership in respect of the Assigned Contract except for routine claims for payment under the Assigned Contract.

      SECTION 4. RIGHTS OF SECURED PARTIES

      The Supplier agrees that, subject to the provisions of this Consent, the Secured Parties shall have the following rights with respect to the Assigned
Contract:

            (a) Notwithstanding anything to the contrary contained in the Assigned Contract, the Assigned Contract shall not be terminated or cancelled by action of the Supplier and shall not be deemed abandoned or surrendered without prior notice in writing to the Collateral Agent specifying the Partnership's default (hereinafter called a "NOTICE"). Any such Notice shall contain a copy of the notice of default sent to the Partnership and shall be delivered to the Collateral Agent when the Supplier delivers a notice of default to the Partnership under the Assigned Contract. The Collateral Agent shall have the right (but not the obligation) to cure the defaults listed in any Notice within the same period of time provided in the Assigned Contract for the Partnership to cure such default; PROVIDED, HOWEVER, if the nature of any non-monetary default on the part of the Partnership under the Assigned Contract is such that it cannot be cured by the Collateral Agent without the Collateral Agent having taken possession of the Project (as defined in the Security Agreement), then the Collateral Agent's time for commencing such cure shall be extended for such reasonable period of time as is necessary for the Collateral Agent to lawfully obtain possession of the Project; PROVIDED, FURTHER, that the Collateral Agent shall at all times be seeking by all reasonable and lawful

                     ***CONFIDENTIAL TREATMENT REQUESTED***
means to obtain such possession. Once the defaults listed in any Notice are timely cured by the Collateral Agent, there shall no longer be deemed to be any default under the Assigned Contract in respect of such defaults so cured. The curing of any defaults under the Assigned Contract shall not in and of itself be construed as an assumption by the Collateral Agent or any of the Secured Parties of any of the obligations, covenants or agreements of the Partnership under the Assigned Contract.

            (b) If a notice of election is delivered to the Supplier as provided in Section 5 below, the Supplier will accept performance of the Partnership's obligations (as specified in such notice of election) under the Assigned Contracts by the Collateral Agent, or its nominee(s) acting for the Secured Parties, as the case may be, in lieu of the Partnership's performance of such obligations.

            (c) Upon any transfer of the Partnership's rights under the Assigned Contract pursuant to the exercise of the Collateral Agent's rights under this Consent, the Collateral Agent or any third party to which such rights are transferred by the Collateral Agent (hereinafter, a "THIRD PARTY TRANSFEREE") shall, upon the Supplier's reasonable satisfaction with the Collateral Agent's or such Third Party Transferee's financial condition and subject to all applicable laws, rules and regulations, succeed to all of the Partnership's right, title and interest under and in connection with the Assigned Contract and shall be obligated to perform all of the terms and conditions of the Assigned Contract, except that the Collateral Agent or any Third Party Transferee shall not be required to perform or cause to be performed any of the Partnership's obligations under the Assigned Contract (except for the Partnership's obligation for the payment of all amounts due and payable to the Supplier under the terms of the Assigned Contract including any interest applicable thereon) that remain unperformed at the time that the Collateral Agent or such Third Party Transferee is transferred such Assigned Contract other than continuing non-monetary defaults under the Assigned Contract which are capable of performance by the Collateral Agent or the Third Party Transferee or be liable for any prior act or omission of the Partnership, and upon the transfer by the Collateral Agent of its rights and interests and the rights and interests of the Partnership under the Assigned Contracts to a Third Party Transferee, the Collateral Agent and the Partnership shall be relieved of all obligations under the Assigned Contract arising after such transfer.

            (d) In the event that (i) the Assigned Contract is rejected by a trustee or any person exercising the powers of a trustee in any bankruptcy or insolvency proceeding applicable to the Partnership or (ii) the Assigned Contract is terminated as a result of any bankruptcy or insolvency proceeding applicable to the Partnership, the Supplier shall, subject to all applicable laws, rules and regulations, execute and deliver to the Collateral Agent and its designees, successors and assigns a new contract; PROVIDED that the Supplier shall be required to execute a new contract with the Collateral Agent only if the Collateral Agent or its designees,

                     ***CONFIDENTIAL TREATMENT REQUESTED***
successors or assigns shall within ten (10) business days of entering into such new contract, cure all defaults for failure to pay all amounts due and payable to the Supplier under the Assigned Contract, including any interest applicable thereon. The new contract shall, subject to all applicable laws, rules and regulations, contain the same covenants, agreements, terms, provisions and limitations as the Assigned Contract (except for any requirements with respect to past performance which have been fulfilled by the Partnership or the Collateral Agent or its designees, successors and assigns hereunder).

      SECTION 5. LIABILITY OF SECURED PARTIES

      The Collateral Agent, on behalf of the Secured Parties, and its successors and assigns, shall have no right or power to enforce the Assigned Contract, and assumes no duty or obligation thereunder unless and until the Collateral Agent shall have notified the Supplier that it has elected to exercise its rights and remedies under the Security Agreement and to substitute itself in the position of the Partnership under the Assigned Contracts and has agreed in a written instrument executed by the Collateral Agent to be bound by all terms and conditions of the Assigned Contract applicable to the Partnership.

      SECTION 6. FURTHER ASSURANCES

      The Supplier hereby agrees to execute and deliver all such instruments and take all such actions as may be reasonably necessary to effectuate fully the purposes of this Consent, provided, however, that such further assurances shall not expand the liability, or obligations arising under this Consent or dilute any rights or remedies otherwise accruing to Supplier under this Consent.

      SECTION 7. NOTICES

      All notices and other communications hereunder shall be in writing, shall refer on their face to the Assigned Contract (although failure to so refer shall not render any such notice or communication ineffective), shall be sent by first class mail, facsimile, by hand or overnight courier service and shall be directed:

            (a) if to the Supplier, in accordance with the Assigned Contract;

            (b) if to the Collateral Agent, addressed to:

            Manufacturers and Traders Trust Company
            One M&T Plaza
            Buffalo, New York 14203
            Attention: Corporate Trust Department

                     ***CONFIDENTIAL TREATMENT REQUESTED***

            (c) if to the Partnership, in accordance with the Assigned Contract; and

            (d) to such other address as any party may designate by notice to the other party hereto given pursuant hereto.

      SECTION 8. MISCELLANEOUS

      (a) GOVERNING LAW. This Consent shall be governed by and construed in accordance with the law of the State of New York as to all matters (without giving effect to conflict of law principles). Each of the Supplier and the Partnership hereby irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceedings arising out of or relating to this Consent.

      (b) SUBMISSION TO JURISDICTION. Each of the Parties hereby irrevocably and unconditionally:

                  (i) submits for itself and its property in any legal action or proceeding relating to this Consent, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States for the Southern District of New York and appellate courts from any thereof;

                  (ii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the other Party at its address set forth in Section 7, or at such other address of which the other Party shall have been notified pursuant thereto; and

                  (iii) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

      (c) HEADINGS. The descriptive headings of the Articles and Sections of this Consent are inserted for convenience only and are not intended to affect the meaning, interpretation or construction of this Consent.

      (d) WAIVER. Except as otherwise provided in this Consent, any failure of a party to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent failure of the first party to comply with such obligation, covenant, agreement or condition.

      (e) SEVERABILITY. Any provision of this Consent which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective

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                                       35
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to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      (f) SUCCESSORS AND ASSIGNS. This Consent shall be binding upon and inure to the benefit of the Supplier, the Collateral Agent, the Partnership and their respective permitted successors and assigns.

      (g) COUNTERPARTS. This Consent may be executed in counterparts, all of which shall constitute one and the same Consent and each of which shall be deemed to be an original.

                     ***CONFIDENTIAL TREATMENT REQUESTED***

IN WITNESS WHEREOF, the parties hereto have executed this Consent as of the day and year first above written.


                                       DYNEGY CANADA MARKETING AND TRADE, a
                                       division of DYNEGY CANADA INC.

                                       By:  DYNEGY CANADA INC.

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       SITHE/INDEPENDENCE POWER PARTNERS, L.P.

                                       By:  SITHE/INDEPENDENCE, INC.,
                                            its General Partner

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                     ***CONFIDENTIAL TREATMENT REQUESTED***

EXHIBIT 11.01(B)

                               GUARANTY AGREEMENT

      Base Guaranty Agreement (this "Guaranty") dated as of July 1, 2001 is made and entered into by Dynegy Holdings Inc., a Delaware corporation ("Guarantor"), to and for the benefit of Sithe/Independence Power Partners, L.P., a Delaware limited partnership ("Independence"), and its successors and permitted assigns.

                                   WITNESSETH:

      WHEREAS, Independence and Dynegy Canada Marketing and Trade, a division of Dynegy Canada Inc., an Alberta corporation (together with its successors and permitted assigns, "Supplier"), have entered into a GAS SUPPLY AGREEMENT dated as of July 1, 2001 (as amended, supplemented or modified from time to time, the "Gas Supply Agreement"), a copy of which is attached hereto as Exhibit 1;

      WHEREAS, Supplier is an indirect, wholly owned subsidiary of Guarantor, and Guarantor will derive substantial benefit from the performance by Independence of its obligations under the Gas Supply Agreement;

      WHEREAS, it is a condition precedent to Independence's obligations under the Gas Supply Agreement that this Guaranty be duly executed and delivered to Independence; and

      WHEREAS, Guarantor is willing to enter into this Guaranty.

      NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Guarantor hereby covenants and agrees as follows:

      1. GUARANTY. Subject to the terms hereof, Guarantor hereby irrevocably, absolutely, and unconditionally guarantees to Independence and its successors and permitted assigns the due, punctual and full performance and payment of each and every obligation of Supplier under the Gas Supply Agreement (each such obligation hereinafter referred to, individually, as a "Guaranteed Obligation" and, collectively, as the "GUARANTEED OBLIGATIONS") and agrees that, if for any reason whatsoever Supplier shall fail or be unable duly, punctually and fully to perform or pay any such Guaranteed Obligation, Guarantor shall forthwith, upon demand as provided in Section 4 hereof, perform or pay such Guaranteed Obligation, or cause such Guaranteed Obligation to be performed or paid, without regard to any exercise or

                     ***CONFIDENTIAL TREATMENT REQUESTED***
nonexercise by Independence, its successors or permitted assigns of any right, power or privilege under or in respect of the Gas Supply Agreement or the Guaranteed Obligations. In connection with the foregoing, Independence acknowledges that performance of the obligations of Supplier under the Gas Supply Agreement, to the extent that such performance is for an obligation other than the payment of money, shall be accomplished by Guarantor causing such performance to occur through a third party or otherwise by the payment of money. This Guaranty shall be direct, immediate and primary and shall be a guaranty of performance and payment and not of collection, and is not conditioned or contingent upon any attempt to collect from Supplier or upon any other event, contingency or circumstance whatsoever, except as expressly provided otherwise herein.

      2. OBLIGATIONS UNCONDITIONAL. Guarantor covenants to and agrees with Independence and its successors and permitted assigns that, to the fullest extent permitted by law, its obligations under this Guaranty are irrevocable, absolute and unconditional, shall remain in full force and effect, and shall not be impaired or affected by, or be subject to, any reduction, termination or other impairment by set-off, deduction, counterclaim, recoupment, interruption or otherwise, and Guarantor shall have no right to terminate this Guaranty or to be released, relieved or discharged, in whole or in part, from its performance or payment obligations referred to in this Guaranty for any reason whatsoever (other than the performance and payment in full of the Guaranteed Obligations), including (a) any amendment, supplement or modification to, waiver of, consent to or departure from, or failure to exercise any right, remedy, power or privilege under or in respect of, the Gas Supply Agreement, the Guaranteed Obligations or any other agreement or instrument relating thereto, (b) any insolvency, bankruptcy, reorganization, dissolution or liquidation of, or any similar occurrence with respect to, or cessation of existence of, or change of ownership of Supplier, or any rejection of any of the Guaranteed Obligations in connection with any Proceeding (as defined in Section 3 below) or any disallowance of all or any portion of any claim by Independence, its successors or permitted assigns in connection with any Proceeding, (c) any lack of genuineness, legality, validity, regularity, enforceability or value of the Gas Supply Agreement, any of the Guaranteed Obligations, or any other agreement or instrument relating thereto, (d) the failure to create, preserve, validate, perfect or protect any security interest granted to, or in favor of, any person,
(e) any substitution, modification, exchange, release, settlement or compromise of any security or collateral for or guaranty of any of the Guaranteed Obligations or failure to apply such security or collateral or failure to enforce such guaranty or (f) any other event or circumstance whatsoever that might otherwise constitute a legal or equitable discharge of a surety or guarantor (other than the payment in full of the Guaranteed Obligations, and any defenses that may be available to Supplier under the Gas Supply Agreement), it being the intent of Guarantor that its obligations under this Guaranty shall be irrevocable, unconditional and absolute under any and all circumstances, except as expressly provided herein. This Guaranty and the obligations of Guarantor hereunder shall

                     ***CONFIDENTIAL TREATMENT REQUESTED***
continue to be effective or be automatically reinstated, as the case may be, if at any time any payment by or on behalf of Supplier is rescinded or must otherwise be restored by Independence, its successors or permitted assigns for any reason, including, but not limited to, as a result of any Proceeding with respect to Supplier or any other person, as though such payment had not been made.

      3. INTEREST. The Guaranteed Obligations shall include, without limitation, interest accruing as part of the Guaranteed Obligations by the terms thereof following the commencement by or against Supplier of any case or proceeding under any law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation, dissolution or composition or adjustment of debt (hereinafter, a "PROCEEDING").

      4. DEMAND. If Supplier shall fail or be unable duly, punctually and fully to perform or pay any Guaranteed Obligation, Independence, its successors or permitted assigns may at any time prior to the full performance or payment of such Guaranteed Obligation deliver notice of such failure or inability of Supplier to perform or pay to Guarantor in writing, which notice shall reasonably specify the nature of such failure or inability to perform or pay, as the case may be and, in the case of a failure or inability to pay, the amount thereof (each such written notice hereinafter a "DEMAND"). Guarantor shall, upon receipt of a Demand, forthwith perform or pay such Guaranteed Obligation, or cause such Guaranteed Obligation to be performed or paid in full. Promptly on request, Guarantor shall reimburse Independence, its successors and permitted assigns for all costs and expenses (including reasonable attorneys' fees) incurred in enforcing Independence's, its successors' or permitted assigns' rights under this Guaranty, but only to the extent that Independence is successful in enforcing Independence's rights under this Guaranty.

      5. REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Independence and its successors and permitted assigns that as of the date hereof:

                  (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, it has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Guaranty;

                  (b) no authorization, approval, consent or order of, or
            registration or filing with, any court or other governmental body having jurisdiction over Guarantor is required on the part of Guarantor for the execution and delivery of this Guaranty;

                  (c) this Guaranty has been duly executed and delivered by
            Guarantor and constitutes a valid and legally binding agreement of

                     ***CONFIDENTIAL TREATMENT REQUESTED***

            Guarantor enforceable against Guarantor in accordance with its terms, subject, however, to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as the enforceability thereof may be limited by general principles of equity (regardless of whether considered in a proceeding in equity or at law);

                  (d) the execution, delivery and performance of this Guaranty have been duly authorized by all necessary corporate action and do not require any other actions or proceedings or any stockholder approval or consent of any trustee or holder of any indebtedness of Guarantor;

                  (e) the execution, delivery and performance of this Guaranty and compliance by Guarantor with the terms hereof (i) will not violate any governmental approval or law applicable to it or any of its property, (ii) will not violate any provision of its certificate of incorporation, bylaws or other governing documents, and (iii) will not violate or constitute a default under any agreement or instrument to which it is a party or by which it or any of its property may be bound, or result in the creation or imposition of any lien upon any of its property, which violation, default or lien would have a material adverse effect on its ability to perform its obligations under this Guaranty;

                  (f) except as disclosed in Guarantor's latest Form 10-K and any Form 10-Qs or Form 8-Ks subsequently filed with the Securities and Exchange Commission, there are no actions, suits, investigations or proceedings against Guarantor by or before any court, arbitrator, administrative or regulatory agency, or other governmental authority pending, or to its knowledge, threatened against or affecting it, its properties, or its assets that, if adversely determined, would reasonably be expected to have a material and adverse effect on its ability to perform its obligations under this Guaranty; and

                  (g) it directly or indirectly owns all of the issued and
            outstanding shares of each class of capital stock of Supplier.

      6. DOWNGRADE EVENT. If at any time any two of the credit ratings then assigned to Guarantor's unsecured, senior long-term debt obligations falls below "Investment Grade" from the Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.) or its successor ("S&P"),"Investment Grade" from Moody's Investor Services, Inc. or its successor ("MOODY'S") or "Investment Grade" from Fitch IBCA, Inc. or its successor ("FITCH") (or if Guarantor is not rated by any of S&P, Moody's or Fitch), then Independence may require Guarantor to provide collateral in the form of either a substitute guaranty on terms and conditions substantially

                     ***CONFIDENTIAL TREATMENT REQUESTED***
similar to this Guaranty (from a substitute guarantor whose unsecured, senior long-term debt obligations are rated at least "Investment Grade" from two of S&P, Moody's and Fitch) or other security reasonably acceptable to Independence and Supplier ("Performance Assurance") in an amount determined by Independence in a commercially reasonable manner. The failure of Guarantor to provide such Performance Assurance or a guaranty or other credit assurance acceptable to Independence within twenty (20) business days of receipt of notice shall constitute an Event of Default under the Gas Supply Agreement and Independence will be entitled to the remedies set forth in the Gas Supply Agreement.

      7. AMENDMENT OF GUARANTY. No term or provision of this Guaranty shall be amended, modified, altered, waived, supplemented or terminated except in a writing signed by Guarantor and Independence or Independence's successors and permitted assigns.

      8. WAIVERS. To the fullest extent permitted by law, and except for the Demand required pursuant to Section 4 hereof, Guarantor hereby waives (a) all set-offs, counterclaims, presentments, demands for performance, notices of nonperformance, protests, notice of any of the matters referred to in Section 2, notices of protests, notices of dishonor, notice of any waivers or indulgences or extensions, and notices of every kind that may be required to be given by any statute or rule of law and notice of acceptance of this Guaranty, (b) diligence, presentment, and demand of payment, filing of claims with a court in connection with any Proceeding, protest or notice with respect to the Guaranteed Obligations and all demands whatsoever; and (c) any requirement that any action or proceeding be brought against Supplier or any other person, or any requirement that any person exhaust any right, power or remedy or proceed against any other person, prior to any action against Guarantor under the terms hereof. No delay on the part of Independence, its successors or permitted assigns in the exercise of, or failure to exercise, any right or remedy shall operate as a waiver thereof, a waiver of any other rights or remedies, or a release of Guarantor from any obligations hereunder, and no single or partial exercise by Independence, its successors or permitted assigns of any right or remedy shall preclude any further exercise thereof or the exercise of any other right or remedy.

      9. WAIVER OF SUBROGATION. Guarantor hereby agrees that it will not exercise, and hereby irrevocably, absolutely and unconditionally waives, any rights of subrogation, contribution, reimbursement, indemnification or other rights of payment or recovery for any payments made by it hereunder until all Guaranteed Obligations have been fully paid and performed.

      10. NOTICE. Any Demand, notice, request, instruction, correspondence or other document to be given hereunder (herein collectively called "Notice") shall be in writing and delivered personally or mailed by certified mail, postage prepaid and return receipt requested, or by telecopy, as follows:

                     ***CONFIDENTIAL TREATMENT REQUESTED***

                  To Independence:

                  Sithe/Independence Power Partners, L.P.
                  P.O. Box 1046
                  76 Independence Way
                  Oswego, New York 13126
                  Attention: General Manager
                  Telecopy: (315) 342-8425

                  with a copy to:

                  Sithe Energies, Inc.
                  28th Floor
                  335 Madison Avenue
                  New York, New York 10017
                  Attention: General Counsel
                  Telecopy: (212) 351-0800

                  To Guarantor:

                  Dynegy Holdings Inc.
                  1000 Louisiana Street, Suite 5800
                  Houston, Texas  77002
                  Attention: Assistant Treasurer
                  Telecopy: (713) 507-6786

Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by telefax shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All Notices by telefax shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any party may change any address to which Notice is to be given to it by giving notice as provided above of such change of address.

      11. ASSIGNMENT. Guarantor shall have no right, power or authority to delegate, assign or transfer all or any of its rights or obligations hereunder. Independence may assign all or any of its rights hereunder to any assignee of its rights under the Gas Supply Agreement as permitted thereby; provided, further, that Independence may pledge or assign its interest hereunder to the lenders of financial parties referred to in Section 21.01 of the Gas Supply Agreement ("Financial Parties") in connection with any assignment of the Gas Supply Agreement to the Financial Parties as contemplated by Section 21.01 of the Gas Supply Agreement. In connection with any such assignment to any Financial

                     ***CONFIDENTIAL TREATMENT REQUESTED***

Party, Guarantor agrees to execute and deliver the agreement attached hereto as
Exhibit 2.

      12. MISCELLANEOUS. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CONFLICT-OF-LAWS RULES. EACH OF GUARANTOR AND INDEPENDENCE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OF THE OTHER AGREEMENTS REFERRED TO HEREIN OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. Each of the Parties hereby irrevocably and unconditionally: (i) submits for itself in any legal action or proceeding relating to this Guaranty, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States for the Southern District of New York and appellate courts from any thereof; (ii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the other Party at its address set forth in Section 10, or at such other address of which the other Party shall have been notified pursuant thereto; and (iii) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law. This Guaranty is a continuing guaranty, shall apply to all Guaranteed Obligations whenever arising, shall be binding upon Guarantor and its successors and shall inure to the benefit of and be enforceable by Independence and its successors and permitted assigns. This Guaranty embodies the entire agreement of Guarantor and Independence and supersedes all prior agreements and understandings relating to the subject matter hereof. The headings in this Guaranty are for the purposes of reference only, and shall not affect the meaning hereof. If any provision of this Guaranty shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Guaranty, and this Guaranty shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, but only to the extent of its invalidity, illegality or unenforceability. This Guaranty may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                     ***CONFIDENTIAL TREATMENT REQUESTED***

      IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed and delivered by its duly authorized officer as of the day and year first above written.

                                             DYNEGY HOLDINGS INC.


                                             By:
                                                ----------------------------
                                             Title:
                                                   -------------------------

ACCEPTED:

SITHE/INDEPENDENCE POWER PARTNERS, L.P.

By: SITHE/INDEPENDENCE, INC.,
    its General Partner


By:
   -------------------------------
Title:
      ----------------------------

                     ***CONFIDENTIAL TREATMENT REQUESTED***

EXHIBIT 2

                           ACKNOWLEDGMENT AND CONSENT

      Acknowledgment and Consent (this "CONSENT") dated as of July 1, 2001 between Dynegy Holdings Inc. a Texas corporation (together with its successors and assigns, the "COMPANY") and Sithe/Independence Power Partners, L.P., a Delaware limited partnership (together with its successors and assigns, the "PARTNERSHIP"), to and for the benefit of Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as collateral agent (together with successors and assigns in that capacity, the "COLLATERAL AGENT").

      SECTION 1. CONSENT TO ASSIGNMENTS, ETC.

      The Company hereby (a) acknowledges that it has been advised of that certain Security Agreement and Assignment of Contracts dated as of January 1, 1993 (as amended, supplemented or modified and in effect from time to time, the "SECURITY AGREEMENT") between the Collateral Agent and the Partnership, (b) consents, subject to the provisions of this Consent, to the collateral assignment by the Partnership of the Guaranty Agreement dated as of July 1, 2001 between the Company and the Partnership (as amended, supplemented or modified and in effect from time to time, the "ASSIGNED CONTRACT") as collateral for the Partnership's obligations to the Secured Parties (as defined in the Security Agreement), and any subsequent assignments by the Collateral Agent, on behalf of the Secured Parties, (c) acknowledges the right of the Collateral Agent, following an Event of Default (as defined in the Security Agreement) by the Partnership, to make all demands, give all notices, take all actions and exercise all rights of the Partnership under the Assigned Contract as the Partnership could have taken absent the Event of Default, and (d) acknowledges and agrees that the Collateral Agent succeeding to the rights and obligations of the Partnership under the Assigned Contract shall not, in and of itself, constitute or cause a default by the Partnership under the Assigned Contract.

      SECTION 2. PAYMENT OF ASSIGNED SUMS

      All payments (if any) to be made by the Company to the Partnership under the Assigned Contract shall be made by wire transfer to the account specified in
Section 24.07 of the Assigned Contract.

      SECTION 3. REPRESENTATIONS OF COMPANY

            (a) The Company represents and warrants that as of the date hereof:

                  (i) AUTHORIZATION. The execution, delivery and performance by the Company of this Consent has been duly authorized by all necessary action on

                     ***CONFIDENTIAL TREATMENT REQUESTED***
the part of the Company and does not require any approval or consent of any shareholder of the Company or any holder (or any trustee for any holder) of any indebtedness or other obligation of the Company, except as has been heretofore obtained.

                  (ii) EXECUTION; DELIVERY; BINDING AGREEMENT. This Consent has been duly executed and delivered on behalf of the Company by the appropriate officers of the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium and other similar laws applicable to creditors' rights generally and except as the enforceability thereof may be limited by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                  (iii) NO DEFAULT OR AMENDMENT. As of the date hereof, neither the Company nor, to the knowledge of the Company, the Partnership is in default under the Assigned Contract. The Company has no existing claims, counterclaims, offsets or defenses against the Partnership in respect of the Assigned Contract except for routine claims for payment under the Assigned Contract.

      SECTION 4. RIGHTS OF SECURED PARTIES

      The Company agrees that, subject to the provisions of this Consent, the Secured Parties shall have the following rights with respect to the Assigned
Contract:

            (a) Notwithstanding anything to the contrary contained in the Assigned Contract, the Assigned Contract shall not be terminated or cancelled by action of the Company and shall not be deemed abandoned or surrendered without prior notice in writing to the Collateral Agent specifying the Partnership's default (hereinafter called a "NOTICE"). Any such Notice shall contain a copy of the notice of default sent to the Partnership and shall be delivered to the Collateral Agent when the Company delivers a notice of default to the Partnership under the Assigned Contract. The Collateral Agent shall have the right (but not the obligation) to cure the defaults listed in any Notice within the same period of time provided in the Assigned Contract for the Partnership to cure such default; PROVIDED, HOWEVER, if the nature of any non-monetary default on the part of the Partnership under the Assigned Contract is such that it cannot be cured by the Collateral Agent without the Collateral Agent having taken possession of the Project (as defined in the Security Agreement), then the Collateral Agent's time for commencing such cure shall be extended for such reasonable period of time as is necessary for the Collateral Agent to lawfully obtain possession of the Project; PROVIDED, FURTHER, that the Collateral Agent shall at all times be seeking by all reasonable and lawful means to obtain such possession. Once the defaults listed in any Notice are timely cured by the Collateral Agent, there shall no longer be deemed to be any default

                     ***CONFIDENTIAL TREATMENT REQUESTED***
under the Assigned Contract in respect of such defaults so cured. The curing of any defaults under the Assigned Contract shall not in and of itself be construed as an assumption by the Collateral Agent or any of the Secured Parties of any of the obligations, covenants or agreements of the Partnership under the Assigned Contract.

            (b) If a notice of election is delivered to the Company as provided in Section 5 below, the Company will accept performance of the Partnership's obligations (as specified in such notice of election) under the Assigned Contracts by the Collateral Agent, or its nominee(s) acting for the Secured Parties, as the case may be, in lieu of the Partnership's performance of such obligations.

            (c) Upon any transfer of the Partnership's rights under the Assigned Contract pursuant to the exercise of the Collateral Agent's rights under this Consent, the Collateral Agent or any third party to which such rights are transferred by the Collateral Agent (hereinafter, a "THIRD PARTY TRANSFEREE") shall, upon the Company's reasonable satisfaction with the Collateral Agent's or such Third Party Transferee's financial condition and subject to all applicable laws, rules and regulations, succeed to all of the Partnership's right, title and interest under and in connection with the Assigned Contract and shall be obligated to perform all of the terms and conditions of the Assigned Contract, except that the Collateral Agent or any Third Party Transferee shall not be required to perform or cause to be performed any of the Partnership's obligations under the Assigned Contract (except for the Partnership's obligation for the payment of all amounts due and payable to the Company under the terms of the Assigned Contract including any interest applicable thereon) that remain unperformed at the time that the Collateral Agent or such Third Party Transferee is transferred such Assigned Contract other than continuing non-monetary defaults under the Assigned Contract which are capable of performance by the Collateral Agent or the Third Party Transferee or be liable for any prior act or omission of the Partnership, and upon the transfer by the Collateral Agent of its rights and interests and the rights and interests of the Partnership under the Assigned Contracts to a Third Party Transferee, the Collateral Agent and the Partnership shall be relieved of all obligations under the Assigned Contract arising after such transfer.

            (d) In the event that (i) the Assigned Contract is rejected by a trustee or any person exercising the powers of a trustee in any bankruptcy or insolvency proceeding applicable to the Partnership or (ii) the Assigned Contract is terminated as a result of any bankruptcy or insolvency proceeding applicable to the Partnership, the Company shall, subject to all applicable laws, rules and regulations, execute and deliver to the Collateral Agent and its designees, successors and assigns a new contract; PROVIDED that the Company shall be required to execute a new contract with the Collateral Agent only if the Collateral Agent or its designees, successors or assigns shall within ten
(10) business days of entering into such new contract, cure all defaults for failure to pay all amounts due and

                     ***CONFIDENTIAL TREATMENT REQUESTED***
payable to the Company under the Assigned Contract, including any interest applicable thereon. The new contract shall, subject to all applicable laws, rules and regulations, contain the same covenants, agreements, terms, provisions and limitations as the Assigned Contract (except for any requirements with respect to past performance which have been fulfilled by the Partnership or the Collateral Agent or its designees, successors and assigns hereunder).

      SECTION 5. LIABILITY OF SECURED PARTIES

      The Collateral Agent, on behalf of the Secured Parties, and its successors and assigns, shall have no right or power to enforce the Assigned Contract, and assumes no duty or obligation thereunder unless and until the Collateral Agent shall have notified the Company that it has elected to exercise its rights and remedies under the Security Agreement and to substitute itself in the position of the Partnership under the Assigned Contracts and has agreed in a written instrument executed by the Collateral Agent to be bound by all terms and conditions of the Assigned Contract applicable to the Partnership.

      SECTION 6. FURTHER ASSURANCES

      The Company hereby agrees to execute and deliver all such instruments and take all such actions as may be reasonably necessary to effectuate fully the purposes of this Consent, provided, however, that such further assurances shall not expand the liability, or obligations arising under this Consent or dilute any rights or remedies otherwise accruing to Company under this Consent.

      SECTION 7. NOTICES

      All notices and other communications hereunder shall be in writing, shall refer on their face to the Assigned Contract (although failure to so refer shall not render any such notice or communication ineffective), shall be sent by first class mail, facsimile, by hand or overnight courier service and shall be directed:

            (a) if to the Company, in accordance with the Assigned Contract;

            (b) if to the Collateral Agent, addressed to:

                Manufacturers and Traders Trust Company
                One M&T Plaza
                Buffalo, New York 14203
                Attention: Corporate Trust Department

            (c) if to the Partnership, in accordance with the Assigned Contract; and

                     ***CONFIDENTIAL TREATMENT REQUESTED***

            (d) to such other address as any party may designate by notice to the other party hereto given pursuant hereto.

      SECTION 8. MISCELLANEOUS

      (a) GOVERNING LAW. This Consent shall be governed by and construed in accordance with the law of the State of New York as to all matters (without giving effect to conflict of law principles). Each of the Company and the Partnership hereby irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceedings arising out of or relating to this Consent.

      (b) SUBMISSION TO JURISDICTION. Each of the Parties hereby irrevocably and unconditionally:

            (i) submits for itself and its property in any legal action or proceeding relating to this Consent, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States for the Southern District of New York and appellate courts from any thereof;

            (ii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the other Party at its address set forth in Section 7, or at such other address of which the other Party shall have been notified pursuant thereto; and

            (iii) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

      (c) HEADINGS. The descriptive headings of the Articles and Sections of this Consent are inserted for convenience only and are not intended to affect the meaning, interpretation or construction of this Consent.

      (d) WAIVER. Except as otherwise provided in this Consent, any failure of a party to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent failure of the first party to comply with such obligation, covenant, agreement or condition.

      (e) SEVERABILITY. Any provision of this Consent which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                     ***CONFIDENTIAL TREATMENT REQUESTED***

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      (f) SUCCESSORS AND ASSIGNS. This Consent shall be binding upon and inure to the benefit of the Company, the Collateral Agent, the Partnership and their respective permitted successors and assigns.

      (g) COUNTERPARTS. This Consent may be executed in counterparts, all of which shall constitute one and the same Consent and each of which shall be deemed to be an original.

                     ***CONFIDENTIAL TREATMENT REQUESTED***

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            IN WITNESS WHEREOF, the parties hereto have executed this Consent as of the day and year first above written.


                                       DYNEGY HOLDINGS INC.

                                       By:
                                            ------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       SITHE/INDEPENDENCE POWER PARTNERS, L.P.

                                       By:  SITHE/INDEPENDENCE, INC.,
                                               its General Partner

                                       By:
                                            ------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                     ***CONFIDENTIAL TREATMENT REQUESTED***